Exhibit 99.1

VitalStream

NEWS ANNOUNCEMENT		FOR IMMEDIATE RELEASE

Investor Relations Contact:	Laura Hill	Neal Rosen
	VitalStream, Inc.	Kalt Rosen & Co. LLC
	949/743-2000	415/397-2686
	lhill@vitalstream.com	rosen@krc-ir.com

VITALSTREAM HOLDINGS RAISES $11 MILLION IN

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

VitalStream also adds new board member and converts outstanding convertible promissory notes and preferred stock into common stock

IRVINE, Calif., June 16, 2004--VitalStream(R) Holdings, Inc. (OTC Bulletin Board: VSTH), the parent company of VitalStream, Inc., a global provider of integrated content delivery and streaming media services, announced today that it has closed a financing transaction with institutional investors generating gross proceeds to the Company of $11 million.

            Under the financing, VitalStream will issue approximately 17.9 million shares of common stock, as well as warrants to purchase an additional approximately 5.4 million shares of common stock. VitalStream has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares.

            VitalStream plans to use the net proceeds from this transaction for general corporate purposes, including investment in research and development, facilitation of strategic acquisitions and related costs, strengthening its balance sheet to attract new customers, obtaining more favorable terms from vendors, and satisfying certain qualification criteria for listing on the Nasdaq SmallCap Market or other exchange.

            The lead investor in the transaction is WaldenVC, a San Francisco-based venture capital firm that invests primarily in digital media companies. Phil Sanderson, a general partner at WaldenVC, will join VitalStream's board of directors on June 30, 2004. Other investors include Dolphin Equity Partners, Newlight Associates, Stephens Investment Management and the RS Orphan Fund, headed by Paul Stephens, a co-founder of the investment banking firm of Robertson Stephens & Company. ThinkEquity Partners LLC acted as the exclusive placement agent.

            In addition, several non-director members of VitalStream's executive management team participated in the transaction, including Mark Belzowski, chief financial officer; Michael Linos, vice president of sales; Arturo Sida, vice president and general counsel; and Dave Williams, vice president of operations.

            In conjunction with this transaction, VitalStream executed a conversion agreement with the holders of the outstanding $1.1 million of Amended and Restated Convertible Promissory Notes held by Dolphin and the holders of all of its outstanding shares of 2003 Series A Preferred Stock. Under the conversion agreement and related documents, Dolphin agreed, in exchange for prepayment of interest and a 14% conversion premium, to convert all of the notes into approximately 5.5 million shares of common stock. Similarly, the holders of all outstanding shares of 2003 Series A Preferred Stock, consisting of Dolphin and certain members of VitalStream's executive team, agreed, in exchange for the prepayment of accrued dividends and a 4% conversion premium, to convert all such preferred shares into approximately 3.8 million shares of common stock. The conversion of Dolphin's notes and all outstanding shares of 2003 Series A Preferred Stock has removed covenants under the notes that limited the Company's ability to take certain corporate action without Dolphin's consent.

            "These funds will help enhance our already strong technology and customer service capabilities and increase our leadership position in the delivery of rich media digital content, a fast growing market," said Paul Summers, president and chief executive officer of VitalStream, Inc.

            "This transaction also greatly strengthens our balance sheet and simplifies our capital structure, enabling VitalStream to meet the shareholders' equity requirements for possible listing on the Nasdaq SmallCap Market or other exchange," he added.

            "As a firm, we focus on huge market opportunities in digital media, and VitalStream is clearly vital to the delivery of streaming media," said Phil Sanderson of WaldenVC. "The company's rapidly expanding base of blue chip clients, coupled with its defensible technology and excellent management team, make it an exciting addition to our digital media portfolio."

            The shares of the Company's common stock issued in conjunction with this transaction were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws and are "restricted securities." As such, the shares may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of any offer to buy any such shares, nor shall there be any sale of the Company's common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About VitalStream, Inc.

            VitalStream, Inc., a wholly-owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is a global provider of integrated content delivery services that enable businesses to broadcast their digital media and communications to worldwide audiences via the Internet. The Company provides complete solutions, including audio and video streaming, live event broadcasting, media asset management, integrated web hosting and consulting services, that seamlessly integrate with today's leading streaming media technologies. To ensure a worldwide reach, VitalStream engineered its award-winning content delivery network certified for quality delivery in the United States, Europe and Asia. For more information, call 800-254-7554, or visit www.vitalstream.com.

About WaldenVC

            WaldenVC is a venture capital firm that focuses on investments in digital media companies. Additional focus areas include software as a service and information services. With over $350 million under management, WaldenVC invests across all stages of growth, from startups to public corporations. Leveraging its operating experience, corporate investors, investment banking expertise and worldwide network, WaldenVC has consistently generated above-average returns over its thirty-year history. Additional information about WaldenVC can be found at www.waldenvc.com.

About ThinkEquity Partners LLC

            ThinkEquity Partners LLC is a research-centric investment banking firm dedicated to providing focused insight, capital, and corporate finance and advisory services to institutional investors and corporate clients in the economy's key growth sectors, including technology, healthcare, media/education, and business/consumer services. For more information about ThinkEquity Partners LLC, please visit www.thinkequity.com. Member NASD and SIPC.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of the Company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that, notwithstanding its satisfaction of the shareholders' equity requirements of certain exchanges, the Company may not satisfy other applicable listing requirements, including the minimum bid price requirements, of such exchanges or may otherwise be prohibited from listing its common stock; the risk that the additional capital may not significantly enhance the Company's competitive position or permit it to attract additional, or larger, customers; and the risks that the Company may be required to use proceeds of the offering for unanticipated uses and may not be able to apply the proceeds to development of the Company as planned. More detailed information about these factors and others is set forth in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Such forward-looking statements speak only as of the date of this release. The Company is under no obligation (and expressly disclaims any obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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